As filed with the Securities and Exchange Commission on December 14, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

COREL CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Canada	98-0407194
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)
1600 Carling Avenue
Ottawa, Ontario
K1Z 8R7
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)
Intervideo, Inc. 1998 Stock Plan
Intervideo, Inc. 2003 Stock Plan
(Full Title of the Plan)
Christopher DiFrancesco
Vice President, Legal, General Counsel and Secretary
1600 Carling Avenue
Ottawa, Ontario
K1Z 8R7
(613) 728-0826
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Joshua B. Goldstein, Esq.
c/o Torys LLP
237 Park Avenue
New York, New York 10017
(212) 880-6000

CALCULATION OF REGISTRATION FEE

	Amount to	Proposed
	be	Maximum	Proposed Maximum	Amount of
Title of Each Class of	Registered	Offering Price	Aggregate Offering	Registration
Securities to be Registered	(1)	Per Share (2)	Price (2)	Fee
Common Stock, no par value per share	1,700,717	$12.95	$22,024,286	$2,357

(1)	Reflects common shares (the “Shares”), no par value per share, of Corel Corporation, a corporation organized under the federal laws of Canada (the “Registrant”), being registered hereunder that may be issued pursuant to the Intervideo, Inc. 1998 Stock Plan and Intervideo, Inc. 2003 Stock Plan (the “Plans”), which was assumed by the Registrant in connection with the merger of Intervideo, Inc. (“Intervideo”) with and into Iceland Acquisition Corporation (“MergerSub”), a Delaware corporation and wholly owned subsidiary of the Registrant. The number of Shares has been calculated using exchange ratios determined in accordance with the terms of the Agreement and Plan of Merger, dated August 28, 2006, by and between the Registrant, MergerSub and Intervideo. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued pursuant to provisions of the Plan relating to adjustments for changes resulting from stock dividends, stock splits, recapitalization, reorganization, merger, consolidation or similar changes.

(2)	Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the registration fee have been estimated based upon the weighted average exercise price of $12.95 for the Shares covered by options outstanding.

PART I
Item 1. Plan Information
Item 2. Registration Information and Employee Plan Annual Information
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS
Opinion of Torys LLP
Consent of PricewaterhouseCoopers LLP
Intervideo, Inc. 1998 Stock Plan
Intervideo, Inc. 2003 Stock Plan
EX-5.1: OPINION OF TORYS LLP
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-99.1: INTERVIDEO, INC. 1998 STOCK PLAN
EX-99.2: INTERVIDEO, INC. 2003 STOCK PLAN
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registration Information and Employee Plan Annual Information*
     * This registration statement relates to securities of Corel Corporation (the “Registrant”) being registered and remaining available for issuance pursuant to the exercise of outstanding stock options previously granted by Intervideo, Inc. (“Intervideo”) under the Intervideo, Inc. 2003 Stock Plan and Intervideo, Inc. 2003 Employee Stock Purchase Plan (the “Plans”), which was assumed by the Registrant in connection with the merger of Intervideo, Inc. (“Intervideo”) with and into Iceland Acquisition Corporation (“MergerSub”), a Delaware corporation and wholly owned subsidiary of the Registrant. The information required by this Part I to be contained in a Section 10(a) prospectus has been or will be sent or given to those persons who hold outstanding options to purchase Intervideo common stock, all of who were employees or directors of Intervideo or its affiliates immediately prior to the merger of Intervideo into the Registrant and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, are incorporated herein by reference:
(a) The Company’s prospectus, dated April 25, 2006 filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), that contains audited consolidated financial statements of Corel Corporation and its subsidiaries for the fiscal year ended November 30, 2005;
(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) since the end of the fiscal year covered by the Company’s Prospectus; and
(c) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on April 14, 2006, including the exhibits thereto and any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”).
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Under the Canadian Business Corporation Act (the “CBCA”), the Company may indemnify a current or former director or officer of the company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or another entity.
However, indemnification is prohibited under the CBCA unless the individual:
•	acted honestly and in good faith with a view to the Company’s best interests for which the individual acted as director or officer or in a similar capacity at the Company’s request;

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful; and

•	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.
     The CBCA provides that the Company may also advance moneys to a director, officer or other individual for costs, charges and expenses incurred in connection with a proceeding referred to above.
     The Company’s bylaws require the Company to indemnify, to the fullest extent permitted by the CBCA, each of the Company’s current or former directors or officers and each person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and their heirs and legal representatives.
     The Company’s bylaws authorize it to purchase and maintain insurance for the benefit of each of the Company’s current or former directors or officers and each person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and their heirs and legal representatives.
     The Company has entered into indemnity agreements with the Company’s directors and officers which provide, among other things, that the Company will indemnify him or her for expenses reasonably incurred by such individual in respect of a proceeding in which such individual is or may be joined as a party or is or may be liable for or in respect of penalty by reason of such individual being or having been a director or officer; provided that, the Company shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to the Company’s best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.
     At present, the Company is not aware of any pending or threatened litigation or proceeding involving any of the Company’s directors, officers, employees or agents in which indemnification would be required or permitted.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
No.	Description
4.1**	Certificate and Articles of Continuance of the Registrant, as currently in effect

4.2**	Articles of Amendment of the Registrant, as currently in effect

4.3**	By-laws of the Registrant, as currently in effect

5.1*	Opinion of Torys LLP as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Torys LLP (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included on signature page of the Registration Statement)

99.1*	Intervideo, Inc. 1998 Stock Plan

99.2*	Intervideo, Inc. 2003 Stock Plan

*	Filed herewith.

**	Incorporated by reference to the exhibit of the same number in the Company’s Registration Statement on Form F-1, as amended (File No. 333-132970).

Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;
provided, however , that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Ontario, on the 14th day of December, 2006.

COREL CORPORATION
By:	/s/ DAVID DOBSON
	Name:	David Dobson
	Title:	Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint David Dobson, Douglas McCollam and Christopher DiFrancesco, our true and lawful attorney and agent, with full power of substitution and resubstitution, each with full power to sign for us in our names in the capacities indicated below all amendments (including post-effective amendments) to this Registration Statement, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the Commission.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities on December 14, 2006:

Signature	Title

/s/ DAVID DOBSON	Chief Executive Officer and Director

David Dobson

/s/ DOUGLAS MCCOLLAM	Chief Financial Officer and Director

Douglas McCollam

Director (Authorized Representative in the United States)

Amish Mehta

/s/ ALEXANDER SLUSKY	Director

Alexander Slusky

/s/ STEVEN COHEN	Director

Steven Cohen

/s/ J. IAN GIFFEN	Director

J. Ian Giffen

INDEX TO EXHIBITS

Exhibit
No.	Description
4.1**	Certificate and Articles of Continuance of the Registrant, as currently in effect

4.2**	Articles of Amendment of the Registrant, as currently in effect

4.3**	By-laws of the Registrant, as currently in effect

5.1*	Opinion of Torys LLP as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Torys LLP (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included on signature page of the Registration Statement)

99.1*	Intervideo, Inc. 1998 Stock Plan

99.2*	Intervideo, Inc. 2003 Stock Plan

*	Filed herewith.

**	Incorporated by reference to the exhibit of the same number in the Company’s Registration Statement on Form F-1, as amended (File No. 333-132970).